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                                                                    EXHIBIT 3.1A

                            CERTIFICATE OF AMENDMENT
                                     TO THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                                ADSTAR.COM, INC.

         The undersigned, being the President of AdStar.com, Inc. (the "Corporation") hereby certifies that:

         FIRST: The name of the Corporation is AdStar.com, Inc.

         SECOND: The Certificate of Incorporation was filed with the Secretary of State on July 14, 1999.

         THIRD: The Certificate of Incorporation is hereby amended to effect a 5-for-9 reverse stock-split of the issued and outstanding shares of the Corporation's Common Stock, par value $.0001 per share.

         FOURTH: To accomplish the foregoing amendment, Article FOURTH is hereby amended to add the following language at the end thereof:

                  "(c) At 9:00 a.m. Eastern Standard Time on the date this Amendment to the Certificate of Incorporation of the corporation is filed with the Secretary of the State of Delaware and becomes effective, each nine (9) shares of common stock $0.0001 par value per share of the corporation (the "Old Common Stock"), issued and outstanding or held in the treasury of the corporation immediately prior to the effectiveness of such filing, shall be combined, reclassified and changed into five (5) fully paid and nonassessable share of common stock $0.0001 par value per share ("Common Stock").

                  Each holder of record of a certificate or certificates for one or more shares of the Old Common Stock shall be entitled to receive as soon as practicable, upon surrender of such certificate or certificates, a certificate or certificates representing shares of Common Stock to which such holder shall be entitled pursuant to the provisions of the immediately preceding paragraph. Any certificate for one or more shares of the Old Common Stock not so surrendered shall be deemed to represent five (5) shares of the Common Stock for each nine (9) shares of the Old Common Stock previously represented by such certificate.
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                  No fractional share of Common Stock or scrip representing
fractional shares shall be issued upon such combination and reclassification of the Old Common Stock into shares of Common Stock. Instead of there being issued any fractional shares of Common Stock which would otherwise be issuable upon such combination and reclassification, the corporation shall round the number of shares to be received up to the nearest whole number of shares."

         FIFTH: The foregoing amendment was adopted by the Board of Directors of the Corporation at a special meeting held on November 8, 1999; and pursuant to
Section 228 of the General Corporation Law by the written consent of a majority of the shares of Old Common Stock entitled to vote thereon, held in accordance with the provisions of Section 242 of the General Corporation Law.

         IN WITNESS WHEREOF, this Certificate is subscribed as of this ___ day of December, 1999 by the undersigned who affirms under penalties of perjury that the statements contained herein are true and correct.



                                            ------------------------------------
                                            Leslie Bernhard, President

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                                                                     EXHIBIT 1.1



                                 1,000,000 UNITS


                                AdStar.com, Inc.


                             UNDERWRITING AGREEMENT


                                                                December _, 1999



Paulson Investment Company, Inc.
As Representative of the
   Several Underwriters
811 SW Naito Parkway, Suite 200
Portland, Oregon 97204

Gentlemen:

         AdStar.com, Inc., a Delaware corporation (the "Company"), proposes to sell to the several underwriters (the "Underwriters") named in Schedule I hereto for whom you are acting as Representative (the "Representative") an aggregate of 1,000,000 Units (the "Firm Units"). Each Unit will consist of one share of the Company's Common Stock ("Common Stock") and one Purchase Warrant, substantially in the form filed as an exhibit to the Registration Statement (hereinafter defined.) The Purchase Warrants included in the Units are herein referred to, collectively, as the "Warrants". The respective number of the Firm Units to be so purchased by the several Underwriters are set forth opposite their names in
Schedule I hereto. The Company also proposes to grant to the Representative an option to purchase in aggregate up to 150,000 additional Units, identical to the Firm Units (the "Option Units"), as set forth below.

         As the Representative, you have advised the Company (a) that you are authorized to enter into this Agreement for yourself as Representative and on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Units set forth opposite their respective names in Schedule I. The Firm Units and the Option Units (to the extent the aforementioned option is exercised) are herein collectively called the "Units."

         In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:



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         1.       Representations and Warranties of the Company.

         The Company represents and warrants to each of the Underwriters as follows:

                  (a) A registration statement on Form SB-2 (File No. 333-90649) with respect to the Units has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462 (b) of the Act, herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means (a) the form of prospectus first filed with the Commission pursuant to Rule 424(b) or (b) the last preliminary prospectus included in the Registration Statement filed prior to the time it becomes effective or filed pursuant to Rule 424(a) under the Act that is delivered by the Company to the Underwriters for delivery to purchasers of the Units, together with the term sheet or abbreviated term sheet filed with the Commission pursuant to Rule 424(b)(7) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus."

                  (b) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Company does not own and never has owned a controlling interest in any other corporation or other business entity that has or ever has had any material assets, liabilities or operations. The Company is duly qualified to transact business in all jurisdictions in which the conduct of its business requires such qualification.

                  (c) The outstanding shares of each class or series of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable and, except as disclosed in the Registration Statement, have been issued and sold by the Company in compliance in all material respects with applicable securities laws; the issuance and sale of the Units have been duly authorized by all necessary corporate action and, when issued and paid for as contemplated herein, the Units will be validly issued, fully paid and non-assessable; and no preemptive rights of shareholders exist with respect to any security of the Company or the issue and sale thereof. Except as set forth in the Registration Statement, neither the filing of the Registration Statement nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights, other than


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those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock or other securities of the Company.

                  (d) The information set forth under the caption
"Capitalization" in the Prospectus is true and correct. The Common Stock conforms and the Warrants and the Representative's Warrant will conform to the description thereof contained in the Registration Statement. The forms of certificates for the securities comprising the Units conform to the requirements of the corporate law of Delaware.

                  (e) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Units nor instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representative, specifically for use in the preparation thereof.

                  (f) The financial statements of the Company, together with related notes and schedules as set forth in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed herein and in the Registration Statement, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data of the Company included in the Registration Statement presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company.

                  (g) Pricewaterhouse Coopers LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

                  (h) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company before any court or administrative agency or otherwise


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